Exhibit 10.20

EQUITY SUBSCRIPTION AGREEMENT

     This Equity Subscription Agreement (the "Agreement") is made and entered into as of October 31, 2003 between Nortek Holdings, Inc., a Delaware corporation (the "Company"), Jeffrey C. Bloomberg and Jeffrey C. Bloomberg as Trustee of the Jeffrey C. Bloomberg Family Trust (the "Family Trust") (Mr. Bloomberg and the Family Trust are collectively referred to herein as the "Investor").

     Mr. Bloomberg desires to invest $251,574 and Mr. Bloomberg as Trustee of the Family Trust desires to invest $248,400, for a total of $499,974 (the "Investment Amount") in the Company's Class A Common Stock at a per share purchase price equal to $46.00. Accordingly, the Company and the Investor hereby agree as follows:

1.	Closing.

(1)

Subscription. Upon the terms and subject to the conditions set forth herein, (a) Mr. Bloomberg hereby subscribes for and agrees to purchase, and the Company does hereby agree to sell and deliver to Mr. Bloomberg 5,469 shares, and (b) Mr. Bloomberg as Trustee of the Family Trust hereby subscribes for and agrees to purchase, and the Company does hereby agree to sell and deliver to Mr. Bloomberg as Trustee of the Family Trust 5,400 shares, of the Company's Class A Common Stock (the "Shares") for a per share purchase price equal to $46.00.

(2)

Ancillary Agreements. The Investor shall execute the Nortek Holdings, Inc. Stockholders Agreement dated as of January 9, 2003 (the "Stockholders Agreement") and the Nortek Holdings, Inc. Registration Rights Agreement dated as of January 9, 2003 (the "Registration Rights Agreement") and the Investor shall be treated as a "Management Stockholder" (as defined in the Stockholders Agreement) for all purposes of the Stockholders Agreement and the Registration Rights Agreement.

2.	Representations and Warranties of the Investor. The Investor represents and warrants as follows:

(1)

Federal Securities Laws Matters. The Investor acknowledges receipt of advice from the Company that (i) the Shares have not been registered under the Securities Act of 1933 (the "Securities Act"), (ii) the Shares must be held indefinitely and the Investor must continue to bear the economic risk of the investment therein, unless such Shares are subsequently registered under the Securities Act, or an exemption from such registration is available at this time, (iii) it is not anticipated that there will be any public market for the Shares in the foreseeable future, (iv) Rule 144 promulgated under the Securities Act will not be available in the foreseeable future with respect to the sales of any Shares and the Company has not made any covenant to make such rule available at this time, (v) when and if the Shares may be disposed of without registration in reliance upon Rule 144, such disposition can be made only in limited amounts and in accordance with the terms and conditions of such rule, (vi) if the exemption afforded by Rule 144 is not available, public sale of the Shares without registration will require the availability of an exemption under the Securities Act, (vii) the restrictive legend in the form set forth in the Stockholders Agreement shall be placed on the certificate(s) representing the Shares and (viii) a notation shall be made in the appropriate records of the Company indicating that the Shares are subject to restrictions on transfer and, if the Company should in the future engage the services of a stock transfer agent, appropriate stop-transfer restrictions will be issued to such transfer agent with respect to the Shares.

(2)

Investor Status. Either (i) the Investor is an "accredited investor" as such term is defined in Rule 501(a) promulgated under the Securities Act or (ii) (A) the Investor's financial situation is such that the Investor can afford to bear the economic risk of investing in the Company for an indefinite period of time, (B) the Investor can afford to suffer complete loss of its investment in the Shares, (C) the Investor's knowledge and experience in financial and business matters are such that the Investor is capable of evaluating the merits and risks of the Investor's investment in the Shares, and (D) the Investor understands and has taken cognizance of all the risk factors related to the purchase of the Shares.

(3)

Due Execution and Delivery. The Investor has duly executed and delivered this Agreement and has executed, or will execute, the Stockholders Agreement and the Registration Rights Agreement; this Agreement and, when executed, the Stockholders Agreement and the Registration Rights Agreement, constitute legal, valid and binding obligations of the Investor, enforceable in accordance with their respective terms; and no consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Investor in connection with the execution and delivery of this Agreement, the Stockholders Agreement or the Registration Rights Agreement, or the performance of the Investor's obligations hereunder or thereunder.

3.	Representations and Warranties of the Company. The Company represents and warrants as follows:

(1)

Organization Form. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own or lease and operate its properties and to carry on its business as now conducted. Since January 9, 2003, the Company has not paid a dividend or made any other distribution with respect to its shares of common stock in shares of its capital stock or subdivided its outstanding common stock.

(2)

Authority. The Company has all requisite power and authority to enter into and perform all of its obligations under this Agreement and to carry out the transactions contemplated hereby, including all requisite power and authority to issue the Shares. The Shares, when issued, delivered and paid for in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable.

(3)

Actions Authorized. The Company has taken all corporate actions necessary to authorize it to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms.

(4)

Due Execution and Delivery. The Company has duly executed and delivered this Agreement and the Company has executed, or will execute, the Stockholders Agreement and the Registration Rights Agreement; this Agreement constitutes a legal, valid and binding obligation of the Company and, when executed, the Stockholders Agreement and the Registration Rights Agreement constitute legal, valid and binding obligations of the Company, each enforceable in accordance with their respective terms; and no consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Company in connection with the execution and delivery of this Agreement, or by the Company in connection with the execution and delivery of the Stockholders Agreement or the Registration Rights Agreement or the performance of the Company's obligations hereunder or thereunder.

(5)

Required Filings and Approvals. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby do not require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Company.

(6)

No Conflicts. Neither the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, by the Company will conflict with the certificate of incorporation or by-laws of the Company, or, except as would not be reasonably expected to have a material adverse effect, result in any breach of, or constitute a default under any contract, agreement or instrument to which the Company is a party or by which it or any of its assets is bound.

4.	Miscellaneous.

(1)

Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement and their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(2)

Waiver. Either party hereto may by written notice to the other (i) extend the time for the performance of any of the obligations or other actions of the other party under this Agreement; (ii) waive compliance with any of the conditions or covenants of the other party contained in this Agreement; and (iii) waive or modify performance of any of the obligations of the other party under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of either party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

(3)	Amendments. Neither this Agreement nor any term or provision hereof may be amended, modified, waived or supplemented orally, but only by a written instrument executed by the parties hereto.

(4)

Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the Investor without the prior written consent of the other parties hereto.

(5)	Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the law that might be applied under principles of conflicts of law.

(6)	No Additional Representations. The Company is not making any representations or warranties with respect to the Company or the merits of the Investor's investment therein.

     IN WITNESS WHEREOF, the Company and the Investor have executed this Agreement as of the date first above written.

NORTEK HOLDINGS, INC.

By: \s\ Kevin W. Donnelly
Name: Kevin W. Donnelly
Title: Vice President and Secretary

By: \s\ Jeffrey C. Bloomberg
Jeffrey C. Bloomberg